Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

SARISSA CAPITAL DOMESTIC FUND LP, SARISSA OFFSHORE MASTER FUND LP, SARISSA CAPITAL FUND GP LLC, SARISSA CAPITAL FUND GP LP, SARISSA CAPITAL OFFSHORE FUND LP LLC, SARISSA CAPITAL MANAGEMENT GP LLC, SARISSA CAPITAL MANAGEMENT LP,

:
:
:
:
:
:
:
:
:
Plaintiffs,	:
:
v.	:	C.A. No. 2017-0309-JRS
:
INNOVIVA, INC.,	:
:
Defendant.	:

DEFENDANT INNOVIVA, INC.’S BRIEF IN SUPPORT OF ITS CROSS MOTION FOR A STATUS QUO ORDER CONFIRMING THE DIRECTORS OF INNOVIVA PENDING RESOLUTION OF THE SECTION 225 ACTION AND IN OPPOSITION TO

PLAINTIFFS’ MOTION FOR ENTRY OF STATUS QUO ORDER

Robert S. Saunders (ID No. 3027)
Ronald N. Brown, III (ID No. 4831)
Arthur R. Bookout (ID No. 5409)
Shaivlini Khemka (ID No. 6247)
SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Tel.: (302) 651-3000
Fax: (302) 651-3001

Attorneys for Defendant Innoviva, Inc.
DATED: May 1, 2017

TABLE OF CONTENTS

TABLE OF AUTHORITIES			iii

PRELIMINARY STATEMENT			1

STATEMENT OF ADDITIONAL FACTS			5

	A.	Allegations In The Complaint That Are False And/Or Misleading And/Or That Sarissa Had No Basis To Allege Which Further Negate Any Reasonable Likelihood Of Success On The Merits.	6

	B.	Certain Key Facts Absent From The Complaint, But In Sarissa’s Possession.	9

	C.	Certain Key Facts Not Alleged In The Complaint, But Which Sarissa Cannot Dispute.	9

	D.	Allegations Made On Information And Belief Should Not Be Credited For Purposes Of The Motion And The Cross Motion.	10

ARGUMENT			12

I.	NO STATUS QUO ORDER OTHER THAN A CONFIRMING STATUS QUO ORDER IS NEEDED HERE BECAUSE CONTROL IS NOT AT ISSUE.		12

II.	SARISSA HAS NOT MET ITS BURDEN TO SHOW THAT A STATUS QUO ORDER IS NECESSARY TO AVOID IMMINENT IRREPARABLE HARM.		13

III.	SARISSA DOES NOT HAVE A REASONABLE LIKELIHOOD OF SUCCESS ON THE MERITS OF ITS UNDERLYING CLAIM.		19

	A.	The Motion To Dismiss Demonstrates That It Was Not Reasonably Conceivable That Sarissa Had An Agreement With Anyone With Authority To Bind Innoviva, Absent An Executed Agreement, And The Additional Facts Prove It.	20

	B.	The Motion To Dismiss Demonstrates That It Was Not Reasonably Conceivable That Sarissa Alleged Agreement On All Material Terms, And The Additional Facts Prove That The Identity Of The Two Sarissa Nominees And The Content Of The Press Release Were Material Terms.		21

		1.	The additional facts show why the identities of the two nominees were a material term, and that the parties did not reach agreement on Messrs. Bickerstaff and Haimovitz or Mr. Bickerstaff and Dr. Kostas.	21

		2.	The additional facts explain why the content of the press release was a material term to the contract, and the timing of the issuance of the press release was ministerial.	23

		3.	The additional facts show that Sarissa rejected a material term with its not nice rewrite of the press release attacking Innoviva’s most important partner, GSK.	25

IV.	THE BALANCE OF THE EQUITIES FAVORS ENTERING THE CONFIRMING STATUS QUO ORDER AND DENYING OR STRICTLY LIMITING THE SCOPE OF ANY STATUS QUO ORDER.			27

CONCLUSION				29

TABLE OF AUTHORITIES

CASES	PAGE(S)

Arbitrium (Cayman Islands) Handels AG v. Johnston,
C.A. No. 13056, 1994 WL 586828 (Del. Ch. Sept. 23, 1994)	13, 18

Capital Link Fund I, LLC v. Capital Point Mgmt., LP,
C.A. No. 11483-VCN, 2015 WL 7731766 (Del. Ch. Nov. 25, 2015)	12

City of Westland Police & Fire Ret. Sys. v. Axcelis Techs., Inc.,
1 A.3d 281 (Del. 2010)	27, 28

Credit Lyonnais Bank Netherland, N.V. v. Pathe Commc’ns Corp.,
C.A. No. 12150 (Del. Ch. July 9, 1991) (TRANSCRIPT)	18

Delaware Elevator, Inc. v. Williams,
C.A. No. 5596-VCL, 2011 WL 1005181 (Del. Ch. Mar. 16, 2011)	14, 15

Kansas City S. v. Grupo TMM, S.A.,
C.A. No. 20518-NC, 2003 WL 22659332 (Del. Ch. Nov. 4, 2003)	14, 15

Peeters v. ITech Med., Inc.,
C.A. No. 6538-VCN (Del. Ch. Sept. 14, 2011) (TRANSCRIPT)	28

Raptor Sys., Inc. v. Shepard,
C.A. No. 13614, 1994 WL 512526 (Del. Ch. Sept. 12, 1994)	13

Red Zone LLC v. Burke,
C.A. No. 1799-N (Del. Ch. Nov. 23, 2005) (TRANSCRIPT)	passim

Salamone v. Gorman,
C.A. No. 9870-VCN, 2014 WL 3905598 (Del. Ch. July 31, 2014)	12, 13

AUTHORITIES

8 Del. C. § 141	16, 17

5 Charles A. Wright, et al., Federal Practice and Procedure § 1224 (3d ed. 2017)	10

Farnsworth on Contracts § 3.3 (2d ed. 1998)	26

Restatement (Second) of Contracts § 22(1) (1981)	26

Restatement (Second) of Contracts § 39 (1981)	26

PRELIMINARY STATEMENT

Defendant Innoviva, Inc. (“Innoviva” or the “Company”), by and through its undersigned counsel, hereby submits this brief (i) in support of its Cross Motion (the “Cross Motion”) for A Status Quo Order Confirming The Directors Of Innoviva Pending Resolution Of The Section 225 Action (the “Confirming Status Quo Order”) and (ii) in opposition to Plaintiffs’ Motion (the “Motion”) for Entry of Status Quo Order (the “Status Quo Order”).  The Court should deny the Motion and grant the Cross Motion.  The reasons for Innoviva’s Cross Motion and opposition to the Motion are set forth in Innoviva’s Brief in Support of its Motion to Dismiss the Verified Complaint (the “Motion to Dismiss Brief”) and as follows:

Sarissa has brought a claim under Section 225 of the DGCL to specifically enforce an alleged settlement agreement and to compel Innoviva to expand the Board of Directors of Innoviva (the “Board”) from seven to nine directors and to appoint Mr. George W. Bickerstaff, III and Dr. Odysseas Kostas, to fill the two vacancies.  The nominees Sarissa seeks to have this Court install on the Board would not (and could not) control Innoviva even if they were seated, and Sarissa does not seek to remove any current director.  (See Op. Br. at 13 (“Innoviva’s board, pursuant to the Letter Agreement, should have two Sarissa representatives and nine members.”  (citing Compl. ¶ 35; Compl. Ex. B))

Nonetheless, Sarissa argues, without any factual or legal basis, that this Court should enter the Status Quo Order, which requires, through interim injunctive relief, that the Board give Sarissa’s General Counsel and its Delaware counsel ten business days’ advance notice of nearly any significant action Innoviva may take — including actions that are publicly announced and currently under way — for the period pending the resolution of Sarissa’s Section 225 action.

As Sarissa acknowledges, “‘[i]n order to justify entry of a status quo order, which is essentially a temporary restraining order, [Sarissa] must demonstrate 1) that the order will avoid imminent irreparable harm; 2) a reasonable likelihood of success on the merits; and 3) that the harm to plaintiffs outweighs the harm to defendants.’”  (Op. Br. at 8 (citing Raptor Sys., Inc. v. Shepard, C.A. No. 13614, 1994 WL 512526, at *2 (Del. Ch. Sept. 12, 1994) (emphasis added)) Sarissa cannot meet a single element necessary to the get interim injunctive relief it seeks.  Put simply, a status quo order is only granted in situations involving control disputes where there is a reasonable likelihood of success on the merits of the underlying dispute, there is imminent irreparable harm, and the balance of the equities weighs in favor of the moving party.  None exist here.

Nevertheless, the composition of the Board has been called into question by Sarissa’s lawsuit, however meritless.  In the absence of the Confirming Status Quo Order, confirming that Michael W. Aguiar, Patrick G. LePore, Barbara

Duncan, Catherine J. Friedman, Paul A. Pepe, James L. Tyree, and William Waltrip comprise the Board during the pendency of this Section 225 action, the validity of any actions taken by Innoviva may be questioned by third parties, which threatens imminent irreparable harm to the Company.  No status quo order is appropriate here except one providing that, until this litigation is resolved, the current directors comprise the Board.  A [Proposed] Status Quo Order Confirming The Directors Of Innoviva (previously defined as the “Confirming Status Quo Order”) has been filed herewith.

However, if the Court concludes that Sarissa has demonstrated an entitlement to a status quo order, the most that would be appropriate would be a much narrower version of Sarissa’s proposed Status Quo Order; one that would limit Board action unless such action is either (i) approved by at least five of the current directors (the same vote that would be required if Sarissa’s nominees were seated); or (ii) taken after providing five business days’ notice to Sarissa’s counsel and then only for actions that could not be taken by a committee of the Board created with the votes of at least five directors.(1)  An exemplar of such a proposed order and a redline to Sarissa’s [Proposed] Status Quo Order are attached hereto as

(1)         For the avoidance of doubt, (ii) would be applicable only where the Board, with a vote of four of the seven directors, seeks to approve a transaction requiring a stockholder vote or to amend Innoviva’s bylaws.

Bookout Aff. Exhibits 1 and 2, respectively.(2)  As this Court has previously held, that is the most that would be necessary to eliminate any supposed claim of imminent irreparable harm to Sarissa.  See Red Zone LLC v. Burke, C.A. No. 1799-N, Tr. at 29-30 (Del. Ch. Nov. 23, 2005) (TRANSCRIPT) (denying request for status quo order where three of seven seats on a board were subject to dispute).  In all events, any status quo order requiring notice to Sarissa must be subject to the entry of an acceptable confidentiality agreement.  An exemplary draft of a proposed order containing such a confidentiality agreement is attached hereto as Bookout Aff. Exhibit 3.

In sum, only the Confirming Status Quo Order is necessary because the facts show that Sarissa cannot meet a single element required for the Status Quo Order.

(2)         Exhibits referenced herein, unless otherwise noted, are attached to the Transmittal Affidavit of Arthur R. Bookout, in Support of Defendant Innoviva, Inc.’s Brief in Support of its Cross Motion for A Status Quo Order Confirming The Directors Of Innoviva Pending Resolution Of The Section 225 Action, and are cited to as “Bookout Aff. Ex.       ,” filed herewith.

STATEMENT OF ADDITIONAL FACTS(3)

The relevant facts alleged in, and documents attached to or incorporated by reference in, the Verified Complaint Pursuant to 8 Del. C. § 225 and for Specific Performance (the “Complaint”) are set forth in the Motion to Dismiss Brief.(4)

But those facts only tell part of the story.  As shown below, the more complete story confirms that there is no reasonable likelihood of success on the merits of Sarissa’s underlying claims.

(3)         The “additional facts” are those facts set forth herein and in the affidavits of Mr. Richard J. Grossman and Mr. James L. Tyree in Support of Defendant Innoviva, Inc.’s Cross Motion for A Status Quo Order Confirming The Directors Of Innoviva Pending Resolution Of The Section 225 Action, filed herewith, and are cited as “Grossman Aff.” and “Tyree Aff.,” respectively.

(4)         The Motion to Dismiss Brief is incorporated by reference herein in its entirety.  The facts alleged in the Complaint and discussed therein are only assumed true for the purposes of the Motion to Dismiss, this Motion, and this Cross Motion, and are not admitted.

A.                                    Allegations In The Complaint That Are False And/Or Misleading And/Or That Sarissa Had No Basis To Allege Which Further Negate Any Reasonable Likelihood Of Success On The Merits.(5)

In one of the inconsistencies between the Complaint and the Opening Brief, Sarissa alleges that “Mr. Grossman told Mr. DiPaolo that the board had ‘cried uncle’—ie, conceded—to the deal proffered by Sarissa and would add two Sarissa nominees to the board with nothing more than a simple agreement setting forth the mechanics to get it done.”  (Compl. ¶ 16)  In the Opening Brief, Sarissa says that “Mr. Grossman told Mr. DiPaolo that the board had ‘cried uncle’—ie, conceded—the request for a standstill.”  (Op. Br. at 3 (citing Compl. ¶ 16))  The Opening Brief is closer to the truth; the Complaint is misleading.  When Mr. Grossman said “cried uncle,” he meant that the Board had authorized him to continue negotiations toward a settlement agreement without a standstill.  (See Grossman Aff. ¶ 15)  “Cried uncle” was not a surprising phrase to use, given the

(5)         The Court must assume all of the actual facts alleged in the Complaint are true, but, as shown in the Motion to Dismiss Brief, the Complaint does not state a claim, so resolution of any disputes potentially created herein is not necessary to resolve the Motion to Dismiss.  Allegations that are inconsistent with the documents attached to or incorporated by reference to the Complaint are addressed in the Motion to Dismiss.  Furthermore, this is a non-exclusive list of alleged supposed facts, assertions, speculation and conjecture that is misleading, false, or simply wrong, compiled on an expedited basis.  Failure to include or reference any particular allegation in the Complaint is not an admission that any such allegation is admitted or otherwise true.

“extended period [that] Innoviva also insisted on a ‘standstill,’” a requirement it was no longer pursuing.  (Compl. ¶ 12)

Sarissa alleges that “[a]ll that was left was agreeing to the precise language of the press release, which as the attorneys had previously noted was a ministerial thing.”  (Compl. ¶ 23)  This allegation is an inaccurate reflection of what Mr. Grossman said.  The ministerial thing was the timing of the issuance of the press release, not its content.  (Grossman Aff. ¶ 17)

Sarissa alleges that “Mr. Aguiar caused the board to hold another meeting [sometime shortly after 4.29 p.m. on April 19, 2017]—a very different meeting than the one that morning—and at this meeting the board decided that it would not honor its agreements.”  (Compl. ¶ 28)  Sarissa has no basis to make this allegation.  A 5:15 p.m. meeting of the Board on April 19, 2017 had been scheduled since at least the night before, pursuant to an email sent at 12:11 a.m. on April 19, 2017.  (Grossman Aff. ¶ 8 ; Grossman Aff. Ex. 2)  Thus, Mr. Aguiar did not “cause[] the board to hold another meeting[.]”  (Compl. ¶ 28)

Sarissa alleges “at around 7 p.m. on April 19th Mr. Grossman informed Mr. DiPaolo that the board would not proceed with the agreement.”  (Compl. ¶ 29; Op. Br. at 5)  This is an inaccurate reflection of what Mr. Grossman said.  On that phone call, Mr. Grossman said to Mr. DiPaolo:  “‘The Board has decided not to proceed with the discussions we had been having.  The meeting is going forward tomorrow morning in Philadelphia at 8:30 a.m.  As promised, we will send you the form of general ballot later this evening.’”  (Grossman Aff. ¶ 23)

Sarissa implies in its Complaint that Mr. Aguiar would have been replaced in the election, but for “[a] large stockholder whose vote would decide the proxy contest agreed to vote in favor of the management slate at the last minute.”  (Compl. ¶ 28; see also id. at ¶ 27 (“Indeed, it appears that it was only the prospect of losing the proxy fight (and [Mr. Aguiar’s] seat on the board) that got [Mr. Aguiar] to agree to talk about settlement at all (having two of nine directors thinking you are hugely overpaid is bad—but not as bad as having three of seven and not having a seat yourself)).” (emphasis added))  The official voting results show that at the “last minute,” even if the “large stockholder” agreed to vote for Sarissa’s slate of three nominees, Mr. Aguiar would have won his seat on the Board.  (Innoviva, Inc., Current Report (Form 8-K/A), Item 5.07 (Apr. 28, 2017), attached hereto as Bookout Aff. Ex. 4)  In spite of the implication of its allegations in the Complaint, Sarissa cannot dispute that Mr. Aguiar’s Board seat did not hinge on this large stockholder’s vote.  Mr. DiPaolo undoubtedly knew that by the time he verified the Complaint.

B.                                    Certain Key Facts Absent From The Complaint, But In Sarissa’s Possession.(6)

Mr. Tyree stated to Dr. Denner in a call with Dr. Denner following the first April 19, 2017 Board meeting:  “We will take two directors, but you have to say something nice about us in the press release.’”  (Tyree Aff. ¶ 6)  Mr. Tyree and Dr. Denner did not mention or discuss — let alone agree to — any specific individuals.  (Tyree Aff. ¶ 6)

At the 2017 Annual Meeting of Innoviva stockholders, Dr. Kostas, speaking on behalf of Sarissa, described Innoviva as an “abscess,” and the “‘cure for an abscess is to open it up and let the pus out.’”  (Grossman Aff. ¶ 24)

C.                                    Certain Key Facts Not Alleged In The Complaint, But Which Sarissa Cannot Dispute.(7)

The Board did not vote to appoint Mr. Bickerstaff and Dr. Kostas to the Board at the April 19 Board meeting held on the morning and early afternoon of April 19, 2017, or at any other time.  (Grossman Aff. ¶¶ 12-13)

All votes of the Board on April 19, 2017 were unanimous, with all directors present for the votes on April 19, 2017.  (Grossman Aff. ¶¶ 10-11)

(6)         The Court need not consider these facts in connection with the Motion to Dismiss, except as set forth in the Motion to Dismiss.  Furthermore, this is a non-exclusive list of key facts compiled on an expedited basis.

(7)         The Court need not consider these facts in connection with the Motion to Dismiss, except as set forth in the Motion to Dismiss.  Furthermore, this is a non-exclusive list of key facts compiled on an expedited basis.

D.                                    Allegations Made On Information And Belief Should Not Be Credited For Purposes Of The Motion And The Cross Motion.

Sarissa acknowledges that its allegations are “upon knowledge as to themselves and upon information and belief as to all other matters.”  (Compl. Preamble)  Therefore, any speculation regarding conduct of which Sarissa lacks “knowledge” is necessarily on information and belief, and inherently suspect.  See 5 Charles A. Wright, et al., Federal Practice and Procedure § 1224 (3d ed. 2017) (“Some cases suggest that when allegations are made on the basis of information and belief, the facts on which the pleader’s belief is founded also should be alleged.  Such supporting allegations seem to be unnecessary and inconsistent with the philosophy of the federal pleading rules, except when … the matter pleaded in some way casts aspersions on the defendant’s moral character.”).  Given that this action involves a hotly contested proxy contest with serious, but unfounded, accusations by Sarissa of wrongdoing by the Board, and where Sarissa has already used litigation to advance its goals, the Court should not credit allegations made upon information and belief.

Sarissa alleges that “[u]pon information and belief, Mr. Aguiar and/or others at Innoviva used the settlement as an option and continued soliciting proxies.”  (Compl. ¶ 17)  The Court should not credit the allegation that “Mr. Aguiar and/or others at Innoviva used the settlement as an option,” as Sarissa has no factual basis to support this allegation made on information and belief.  (Compl.

¶ 17)  Upon information and belief, discovery from Sarissa will prove that Sarissa, not Innoviva, used the prospect of a settlement as an option.

Sarissa alleges that “[u]pon information and belief, Innoviva’s CEO, Michael Aguiar was substantially responsible for th[e] decision” by the Board as “whether to proceed with honor and integrity or with trickery and momentary advantage, in breach of its contractually binding obligations.  It chose the latter.”  (Compl. ¶ 26)  The Court should not credit that “Michael Aguiar was substantially responsible for this decision,” as Sarissa has no actual knowledge to support this allegation made on information and belief.  (Compl. ¶ 26)

Sarissa alleges that “[u]pon information and belief, [Mr. Aguiar has shown no sign of being willing, much less eager, to have his compensation reduced to anywhere close to market levels] is why Mr. Aguiar had been hostile to the idea of talking with Sarissa from the start.”  (Compl. ¶ 27; bracketed text is from ¶ 26 and replaces “this” in ¶ 27)  Sarissa alleges no factual basis that Mr. Aguiar had been hostile to the idea of talking with Sarissa from the start or that his reason for doing so is that he does not want his compensation — which is set by the Compensation Committee of the Board, comprised of entirely independent directors — adjusted to “market levels.”

ARGUMENT

I.                                        NO STATUS QUO ORDER OTHER THAN A CONFIRMING STATUS QUO ORDER IS NEEDED HERE BECAUSE CONTROL IS NOT AT ISSUE.

Sarissa says the Court typically grants status quo orders where there exist “‘control disputes ... to preserve a corporation’s affairs until a final judicial determination resolves the summary proceeding.’”  (Op. Br. at 8 (quoting Salamone v. Gorman, C.A. No. 9870-VCN, 2014 WL 3905598, at *2 (Del. Ch. July 31, 2014) (emphasis added); Op. Br. at 8 (“A status quo order is frequently warranted in order to ‘preclude[] the directors presently in control of the corporation from engaging in transactions outside the ordinary course of the corporation’s business until the control issue is resolved.’”  (citing Arbitrium (Cayman Islands) Handels AG v. Johnston, C.A. No. 13056, 1994 WL 586828, at *3 (Del. Ch. Sept. 23, 1994) (emphasis added))))

That may be true, but this case does not involve a control dispute.  Unlike “the usual case ... in [Section] 225 contexts[,]” which involve issues of control over 50% or a majority of the board, where the dispute involves only a minority of the board seats, this Court has refused to grant a status quo order.  Red Zone, Tr. at 29-30; cf. Capital Link Fund I, LLC v. Capital Point Mgmt., LP, C.A. No. 11483-VCN, 2015 WL 7731766, at *3 (Del. Ch. Nov. 25, 2015) (noting that

“status quo orders are generally the more appropriate interim remedy in the context of a control challenge”).

Sarissa cites no case where the Court granted a status quo order where a majority of board seats were undisputed.(8)  Innoviva is aware of only one case that addresses a similar situation where a plaintiff sought a status quo order in the absence of a control dispute — Red Zone LLC v. Burke.  In Red Zone, the Court addressed an analogous situation involving a Section 225 challenge to only a minority (three out of seven) of board seats.  The Court refused to grant the status quo order.  Red Zone is dispositive of the Motion.

II.                                   SARISSA HAS NOT MET ITS BURDEN TO SHOW THAT A STATUS QUO ORDER IS NECESSARY TO AVOID IMMINENT IRREPARABLE HARM.

To obtain the Status Quo Order, Sarissa acknowledges that it must meet its burden to show “‘that the order will avoid imminent irreparable harm.’”  (Op. Br. at 8 (quoting Raptor Sys., Inc., 1994 WL 512526, at *2))  It fails to do so.

(8)              The cases that Sarissa cites belie its argument.  See, e.g., Arbitrium (Cayman Islands) Handels AG v. Johnston, C.A. No. 13056, 1994 WL 586828, at *1 (Del. Ch. Sept. 23, 1994) (majority stockholder alleged that it had validly removed the incumbent board, which had “actively managed [the company] for over a decade”); Salamone v. Gorman, C.A. No. 9870-VCN, 2014 WL 3905598, at *1 (Del. Ch. July 31, 2014) (second Section 225 action after first found that four directors were validly elected by majority stockholder and, subsequently, the directors were deadlocked 50/50); Raptor Sys., Inc. v. Shepard, C.A. No. 13614, 1994 WL 512526, at *3 (Del. Ch. Sept. 12, 1994) (granting a status quo order where election of entire board was in dispute).

Sarissa argues that because the draft agreement the parties were discussing (Exhibit B to the Complaint) references “[i]rreparable harm,” that is sufficient for the entry of the Status Quo Order.  (Op. Br. at 11-12)  What Exhibit B (which it does not appear Sarissa argues is the contract it seeks to enforce) actually says is: “Irreparable damage for which money damages are not a sufficient remedy would result from any breach or threatened breach of this letter agreement.  Accordingly, the parties are entitled to specific performance in respect of their respective obligations hereunder without the need to post a bond or other collateral in connection therewith.”  (Compl. Ex. B) (emphasis added)  Exhibit B contemplates specific performance of the “obligations hereunder,” which will be decided with an ultimate judicial determination of the underlying claims and does nothing to address irreparable harm necessary for the Status Quo Order.(9)  Thus, Sarissa’s argument is entirely circular.

(9)              Sarissa cites to two cases, Delaware Elevator, Inc. v. Williams, C.A. No. 5596-VCL, 2011 WL 1005181 (Del. Ch. Mar. 16, 2011), and Kansas City Southern v. Grupo TMM, S.A., C.A. No. 20518-NC, 2003 WL 22659332 (Del. Ch. Nov. 4, 2003), for the proposition that a contractual stipulation to irreparable harm is binding on the defendant.  Both of these cases, however, are inapposite and involve entirely different facts.  Delaware Elevator, Inc. involved an action for enforcement of a non-compete agreement under Maryland law.  Importantly, and unlike in the present case, the Court in Delaware Elevator, Inc. found that the non-compete agreement was validly entered into because both the plaintiff and the defendant had signed the agreement.  Moreover, the Court, in discussing irreparable harm, noted that “[i]n Delaware, a contractual stipulation to irreparable harm does not force the Court’s hand but is sufficient to support injunctive relief.”  Delaware Elevator, Inc., 2011 WL 1005181, at *15 (citation omitted).  In Kansas City Southern, in light of a pending arbitration proceeding, the Court granted an injunction preventing the allegedly breaching party from taking actions contrary to an agreement that was signed by both parties.  Analyzing the irreparable harm prong, the Court stated:

Although a contractual stipulation as to the irreparable nature of the harm that would result from a breach cannot limit this Court’s discretion to decline to order injunctive relief, such a stipulation does allow the Court to make a finding of irreparable harm provided the agreement containing the stipulation is otherwise enforceable.  If the facts plainly do not warrant a finding of irreparable harm, this Court is not required to ignore those facts, especially since the “parties cannot confer subject matter jurisdiction upon a court.”

Kansas City S., 2003 WL 22659332, at *5 (citations omitted).

Sarissa also argues that “litigants need not affirmatively prove irreparable harm, as the Court will infer it.”  (Op. Br. at 13 (quoting Credit Lyonnais Bank Netherland, N.V. v. Pathe Commc’ns Corp., C.A. No. 12150, Tr. at 27-28 (Del. Ch. July 9, 1991) (TRANSCRIPT) (Allen, C.)))  While that may be true where actual control of the board is at stake, as was the case in Credit Lyonnais, the Court should not presume irreparable harm here because there is none.

Sarissa’s argument (not in its brief) is that the participation of Mr. Bickerstaff and Dr. Kostas, while “[t]hey would only be two of nine and thus could not force the board to do anything,” would be “liberating” to the other directors.

(Compl. ¶ 32)  Sarissa’s assertion that “the board would be obligated to hear their voices and listen to their thoughts and opinions on how the Company should move forward” ignores the fact that Sarissa, through its proxy contest, has made its view more than clear about how the “Company should move forward.”  (Compl. ¶ 32; e.g., Bookout Aff. Exs. 5-6 (Sarissa’s March 30, 2017 and April 12, 2017 Investor Presentations, respectively)  Mr. Bickerstaff and Dr. Kostas(10) are capable of doing so as well.

Sarissa’s argument also ignores Delaware law in a way that undercuts any irreparable harm.  (Compl. ¶ 32)  A board has the ability to form committees that “shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation … but no such committee shall have the power or authority in reference to the following matter:  (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by this chapter to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.”  8 Del. C. § 141(c)(1)-(2).  Thus, of the items listed on Sarissa’s [PROPOSED] Order Maintaining Status Quo, only 3. c. “entering into or agreeing to any transactions, the consummation of

(10)       At the Annual Meeting, Dr. Kostas made clear his view that “Innoviva” is an “abscess” that needs to be “‘open[ed] … up’” to “‘let the pus out.’”  (Grossman Aff. ¶ 24; Grossman Aff. Ex. 6)

which would require the approval of or vote by Innoviva stockholders” and “3. d. amending, modifying, or repealing Innoviva’s Bylaws or Charter” could not be accomplished by a committee of the Board.  (Dkt. # 1)(11)  Such a committee could be formed without Mr. Bickerstaff and Dr. Kostas, and that committee could have the full power and authority of the Board with no obligation to “hear their voices.”

Sarissa does not present any reason why the sitting seven directors, who were duly elected by Innoviva stockholders, should be precluded from taking any legal action.  This includes all corporate actions outside the ordinary course of business, including those which the Innoviva directors, in their business judgment, consider to be in the Company’s best interests.  See Red Zone, Tr. at 31-32.  Sarissa’s argument would open the doors to a single disgruntled purported director — or the activist stockholder who nominated him or her — holding hostage the functions of a duly elected board of directors.  That result would be inconsistent and, in fact, at odds, with policies surrounding Delaware law.(12)  8 Del. C. § 141.

(11)       Portions of 3. e. and f. relating to fundamental transactions, which cannot be approved absent a stockholder vote, may not be approved by a committee, but 3. c. renders those provisions redundant in these circumstances.  (Status Quo Order § 3.c, 3.e, 3.f)

(12)       Unlike in Red Zone, and in the Arbitrium and Salamone cases that Sarissa cites, this case does not involve a situation where certain directors alleged to have been validly removed continued to sit on the Board.  Therefore, the practical reasons that animate the grant of status quo orders, such as ensuring stability and non-disruptive changes in corporate administration, do not apply where, as here, the authority of all of the Board members is undisputed, as all will remain seated regardless of the outcome of Section 225 action.  See Arbitrium, 1994 WL 586828, at *3 (“[A] status quo arrangement ... [restricts] the directors presently in control of the corporation ....  That is done to assure stability.” (citations omitted)).

At most, to eliminate any supposed imminent irreparable harm, the Court could order that the incumbent Board not take certain actions unless such actions receive the affirmative vote of at least five of the seven Board members, and which could not be accomplished by a committee of the Board.  Cf. Red Zone, Tr. at 31-32 (accepting representation that certain actions will be taken by unanimous vote of four directors where the challenge involved removing and replacing three of seven directors).  There can be no risk of “unauthorized action” where an action that Section 141(c)(1)(2) prohibits from being taken by a committee is affirmed by at least five board members.  Cf. Credit Lyonnais Bank Netherland, N.V. v. Pathe Commc’ns Corp., C.A. No. 12150, Tr. at 28 (Del. Ch. July 9, 1991) (TRANSCRIPT) (Allen, C.) (explaining that status quo orders are imposed where there is “the risk that an unauthorized party will ultimately have the power over corporate assets and procedures”).

Finally, Sarissa cites to no case that finds or even addresses imminent irreparable harm in these circumstances.  However, Red Zone does:

[Counsel for the party seeking the status quo order] is right in a somewhat more theoretical sense that even one person who is elected a director has the right to participate in board deliberations; but while that may be true, the fact that that may not happen for a period of time while there is a contest I think does not threaten the kind of irreparable harm that generally is necessary to support the entry of an order of this nature, which really is in the nature of a temporary restraining order. Since no other irreparable harm is threatened imminently, the usual basis for entering orders of this nature is missing.

Tr. at 30 (refusing to grant status quo order).

Just so here.

III.                              SARISSA DOES NOT HAVE A REASONABLE LIKELIHOOD OF SUCCESS ON THE MERITS OF ITS UNDERLYING CLAIM.

Sarissa admits that it must show “‘a reasonable likelihood of success on the merits’” to obtain a Status Quo Order.  (See Op. Br. at 8 (citation omitted))  Sarissa has not even met the requirements of pleading a reasonably conceivable claim, so there is no likelihood of success at all.  Even if that were not true, Sarissa has not shown that it has met the more rigorous “reasonable likelihood of success” standard necessary for the Court to grant the Motion.

The additional facts remove any doubt about what happened on April 18-20, 2017.  To be sure, there are more facts, including facts which go back to the beginning of the proxy contest.  If necessary, Innoviva stands ready to conduct discovery and prove them.  However, the additional facts make clear that Sarissa does not have a reasonable likelihood of success on the merits.

A.                                    The Motion To Dismiss Demonstrates That It Was Not Reasonably Conceivable That Sarissa Had An Agreement With Anyone With Authority To Bind Innoviva, Absent An Executed Agreement, And The Additional Facts Prove It.

The Complaint presupposes that at the Board meeting on April 19, 2017, the Board voted to approve, or authorized someone to bind it to agree to vote to approve, the addition of Mr. Bickerstaff and Dr. Kostas to the Board as part of a settlement of Sarissa’s proxy contest.  (Compl. ¶ 15; Op. Br. at 3)  That is not alleged, and it is not reasonably conceivable.  (Mot. to Dismiss Br. at III.B)  The additional facts prove it never happened.  (See Grossman Aff. ¶ 13)  The Board met, but did not vote to appoint both Mr. Bickerstaff and Dr. Kostas to the Board, nor did it grant authority to anyone to bind it to do so.  (Grossman Aff. ¶¶ 12-13)

Sarissa argues that once it became clear the incumbents had won, over-compensated management hastily called another Board meeting and convinced the Board to breach the contract that its agents supposedly had entered into.  (Compl. ¶¶ 26, 28-29; Op. Br. at 5)  That is not reasonably conceivable, and the additional facts prove that too did not happen.  (Mot. to Dismiss Br. at III. B)  The 5:15 p.m. Board meeting was set from at least 12:11 a.m. the night before.  (Grossman Aff. ¶ 8; Grossman Aff. Ex. 2)  Both Messrs. Tyree and Grossman are on the email setting the time and were at the Board meeting.  The fact that the Board had not approved Dr. Kostas and that a Board meeting was to be held at 5:15 p.m. are reflected in the language of Exhibit B of the Complaint, which requires execution and delivery after the necessary Board vote to be binding.  (Mot. to Dismiss Br. at II)(13)

B.                                    The Motion To Dismiss Demonstrates That It Was Not Reasonably Conceivable That Sarissa Alleged Agreement On All Material Terms, And The Additional Facts Prove That The Identity Of The Two Sarissa Nominees And The Content Of The Press Release Were Material Terms.

There are at least two material terms missing from the alleged agreement:  the identity of the second nominee and the content of the press release.  The Complaint and documents incorporated by reference therein make clear that the parties did not reach agreement on these two material terms.  (Mot. to Dismiss Br. at IV)  The additional facts prove it.

1.                                      The additional facts show why the identities of the two nominees were a material term, and that the parties did not reach agreement on Messrs. Bickerstaff and Haimovitz or Mr. Bickerstaff and Dr. Kostas.

While it is difficult to fathom how the identity of a nominee could not be a material term to a settlement agreement that would appoint two of three nominees to a board of directors, the Complaint does not allege much about the

(13)       The Complaint is not clear what Mr. DiPaolo was referring to when he emailed “call me to discuss logistics,” but one reasonable inference is that he was referring to the logistics of obtaining the necessary vote of a majority of the Board.  (See Compl. ¶ 25; Mot. to Dismiss Br. at III.C)  Mr. DiPaolo is the General Counsel of Sarissa and has decades of experience, including with Sarissa’s advance notice of its nomination of candidates for election as directors in the proxy contest.  Regardless, Mr. DiPaolo was almost certainly aware of the contents of the bylaws.  No other inference is reasonable.

nominees.  It repeatedly references Sarissa’s “two nominees” without naming them, except the legal conclusion that “Odysseas Kostas, M.D. and George Bickerstaff, III are the two Sarissa nominees whom the parties agreed would be placed on Innoviva’s board under the terms of the parties’ agreement.”  (Compl. 9; see also id. ¶¶ 8, 11, 14-16; Mot. to Dismiss Br. passim)

The Complaint does not even mention Mr. Haimovitz by name, yet the documents make clear it was either Dr. Kostas or him.(14)  Unlike Dr. Kostas, Mr. Haimovitz is not affiliated with Sarissa in any way other than agreeing to serve as its nominee.  (Innoviva, Inc., Proxy Statement (Schedule 14A) at 3 (Mar. 13, 2017), attached hereto as Bookout Aff. Ex. 7)  Thus, he would be an independent director and, presumably, not beholden to Sarissa.  (See id.)  As the Court is familiar with from the Section 220 action pending before it, Dr. Kostas is a Sarissa employee who works for Dr. Denner.  As his employee, Dr. Kostas can be called in to effectuate the wishes of Dr. Denner on behalf of Sarissa.  As the Court also knows from the Section 220 action pending before it, Dr. Kostas was the one who had most of the interactions — outside of the negotiations regarding a potential settlement of the proxy contest at issue in this litigation — with representatives of Innoviva.  See generally Sarissa Capital Domestic Fund LP v. Innoviva, Inc., C.A.

(14)       The draft press release that is “exhibit A” to Exhibit A to the Complaint describes Mr. Haimovitz.

No. 2017-0216-JRS, Dkt. #1 (Complaint).  The additional facts show that those interactions were not positive, at least based on Dr. Kostas’s statement at the Annual Meeting.  (Grossman Aff. ¶ 24; Grossman Aff. Ex. 6)  The identity of a board member is inherently material, but here it was particularly so because it was the difference between another independent director and the employee of an activist stockholder.

2.                                      The additional facts explain why the content of the press release was a material term to the contract, and the timing of the issuance of the press release was ministerial.

Sarissa alleges that “[a]ll that was left was agreeing to the precise language of the press release, which as the attorneys had previously noted was a ministerial thing.”  (Compl. ¶ 23)  Notwithstanding the rule of the last antecedent, the Complaint leaves wiggle room for Sarissa to argue in the Motion to Dismiss that the “ministerial thing” refers to “agreeing to the precise language of the press release.” (Compl. ¶ 23)  There was no such “not[ing]” from Mr. Grossman.  The “ministerial thing” was the “timing of the issuance of the press release,” not its “content.”  (Grossman Aff. ¶ 17)  That the “ministerial” thing refers to the timing of the issuance of the press release also explains the back and forth on the timing of its issuance.  (Grossman Aff. ¶ 17)  First being before, then “‘as soon as practicable’” after execution, then “immediately.”  (Compl. ¶¶ 20-22; Compl. Ex. B)

In contrast, the content of the press release was a highly material term to the parties.  (See Mot. to Dismiss Br. at IV.B)  The origin of this is the decision of the Board to “cr[y] uncle” and relent on its insistence to a standstill in any settlement agreement.  The terms of the standstill proposed by Innoviva also included a non-disparagement clause.  (Grossman Aff. ¶ 7; Grossman Aff. Ex. 1 § 2(a)(v))  In the absence of an agreement with standstill and non-disparagement provisions, Sarissa could continue to disparage the Company and the Board.

With this in mind, Mr. Grossman informed Mr. DiPaolo that Dr. Denner had to say something “‘nice’ in his quote” in the press release.  (Compl. ¶ 19; Grossman Aff. ¶ 16)  Given the hostility of the proxy contest, this was a particularly important ask of Sarissa.  The “chuckl[ing]” over the statement by Mr. DiPaolo makes clear that Dr. Denner is not “‘always’” nice.  (Compl. ¶ 19)  Indeed, Mr. Tyree conveyed the same message to Dr. Denner directly when he stated:  “you have to say something nice about us in the press release.”  (Tyree Aff. ¶ 6)

Thus, the additional facts prove that the content of the press release was a material term.  They also prove that the parties knew Dr. Denner had to say something “nice” about Innoviva, which was material to Innoviva so much so that the Board discussed that it would be a “kumbaya” press release.  (Grossman Aff. ¶¶ 12, 16)

3.                                      The additional facts show that Sarissa rejected a material term with its not nice rewrite of the press release attacking Innoviva’s most important partner, GSK.

So then what happened?  As alleged in the Complaint, “[a]t 4:41 p.m., Mr. DiPaolo sent an email to Innoviva’s legal team with some suggestions on the press release language, all of which were previously orally provided to Mr. Grossman, as indicated above (making clear that Sarissa thought some of its proposals were ‘just our advice’).”  (Compl. ¶ 24)

The Complaint attaches three exhibits.  The 4:41 p.m. email (which was received at 4:42 p.m) is not one of them.  (Grossman Aff. ¶ 18 (attaching 4:42 p.m. email); Grossman Aff. Ex. 4)  The Complaint also references “suggestions” when what was attached to the email was a Microsoft Word document with track changes marked on the previous press release.  (Grossman Aff. Ex. 4)  The Complaint also references that it is “making clear that Sarissa thought some of its proposals were ‘just our advice.’”  (Compl. ¶ 24)  But the only thing that “just our advice” could refer to was the statement that “we don’t like tinkering with other people’s quotes.”  (Grossman Aff. Ex. 4)  Presumably, this statement would apply with equal force to any attempt by Innoviva to change Dr. Denner’s statement.  At 4:42 p.m., Mr. DiPaolo sent the following:

(Grossman Aff. Ex. 4 at 2-3)(15)

That is not nice.  And neither is this litigation.  But it should end this litigation just as it ended any chance of a binding contract under Delaware law.(16)

(15)       GlaxoSmithKline plc (through Glaxo Group Limited) (“GSK”) is crucial to Innoviva’s success.  GSK is Innoviva’s largest stockholder, as well as its critical business partner.  (Innoviva, Inc., Annual Report (Form 10-K) at 10-11, 23-24 (Feb. 28, 2017), excerpt attached hereto as Bookout Aff. Ex. 8)  This is no secret.  Innoviva told its stockholders in its most recent Form 10-K that “[f]or the foreseeable future we will derive all of our royalty revenues from GSK and our future success depends on GSK’s ability to successfully develop and commercialize the products in the respiratory programs partnered with GSK.”  (Id. at 10 (emphasis removed))  On April 13, 2017, GSK publicly announced that it would support the Company’s nominees.  (Innoviva, Inc., Schedule 13D/A, Item 4 (Apr. 13, 2017), attached hereto as Bookout Aff. Ex. 9)  Dr. Denner’s attack on GSK’s “reluctance” highlights the tension between Sarissa and Innoviva and its crucial partner, GSK.

(16)       For there to be a contract, there must be offer and acceptance.  See Farnsworth on Contracts § 3.3 (2d ed. 1998); Restatement (Second) of Contracts § 22(1) (1981).  Rejection of a material term creates, at most, a counteroffer, and terminates the offeree’s power of acceptance.  Restatement (Second) of Contracts § 39 & cmt. a.

* * *

As shown above, additional facts prove there is no contract here for several reasons.  As a result, Sarissa cannot show a reasonable likelihood of success on the merits of its underlying claims.

IV.                               THE BALANCE OF THE EQUITIES FAVORS ENTERING THE CONFIRMING STATUS QUO ORDER AND DENYING OR STRICTLY LIMITING THE SCOPE OF ANY STATUS QUO ORDER.

Sarissa contends that the balance of the equities supports entry of the Status Quo Order for two reasons, neither of which hold any weight.

Sarissa argues that, absent the Status Quo Order, “management can do everything in its power to further entrench its position and siphon value from the Company, and it can further attempt to take actions that would minimize Sarissa’s inevitable influence on the Company[].”  (Op. Br. at 13-14)  Sarissa does not set forth what “management,” as opposed to the Board, could do to entrench itself or siphon value.  Sarissa’s allegations regarding “siphon[ing] value,” in the form of allegedly excessive management compensation — which is set by the Compensation Committee of the Board — have nothing to do with the underlying dispute because this litigation is not seeking to have anyone appointed to the Compensation Committee.  If that were not enough, there can be no entrenchment where all current directors will remain on the Board.  City of Westland Police & Fire Ret.

Sys. v. Axcelis Techs., Inc., 1 A.3d 281, 286 (Del. 2010) (“Blasius Indus[tries] ... holds that where a corporate board acts ‘for the primary purpose of impeding the exercise of stockholder voting power ... the board bears the heavy burden of demonstrating a compelling justification for such action.’” (citing Blasius Indus., Inc. v. Atlas Corp., 564 A.2d 651, 661 (Del. Ch. 1988))).  No actual entrenchment is alleged here.

Sarissa’s argument that management could “further attempt to take actions that would minimize Sarissa’s inevitable influence on the company” ignores that Mr. Aguiar would retain his Board seat and, as CEO — along with other employees — serves at the pleasure of the Board members.

In contrast, Innoviva has already announced an expense review and certain financing transactions, of which the Status Quo Order may require advance notice.(17)  See Peeters v. ITech Med., Inc., C.A. No. 6538-VCN, Tr. at 29 (Del. Ch. Sept. 14, 2011) (TRANSCRIPT) (holding that the status quo order will “apply prospectively” and “[t]hat would not affect an existing arrangement for generating cash, however dilutive, even though it may be dilutive”).  This expense review is

(17)       (Innoviva, Inc., Current Report (Form 8-K), Ex. 99.1 (Apr. 10, 2017) (press release announcing prepayment of $50 million of the Company’s royalty notes as part of a larger $150 million capital return plan for 2017), attached hereto as Bookout Aff. Ex. 10; Innoviva, Inc., Proxy Statement (Schedule 14A) (Apr. 13, 2017) (press release announcing comprehensive review of costs), attached hereto as Bookout Aff. Ex. 11)

being conducted by a committee of the Board.  (Grossman Aff. ¶ 6)  In addition, there are numerous other actions covered by the Status Quo Order which Innoviva may wish to take and for which Sarissa has no right to demand advance notice.

Thus, the balance of the equities weighs heavily in favor of denying the Motion and granting the Cross Motion.

CONCLUSION

For all of the foregoing reasons, Innoviva respectfully requests that the Court deny the Motion and in doing so rule on whether there is a reasonable likelihood of success on the merits of the underlying claims.  In addition, Innoviva respectfully requests that the Court grant the Cross Motion as promptly as possible.

Respectfully submitted,

/s/ Robert S. Saunders
Robert S. Saunders (ID No. 3027)
Ronald N. Brown, III (ID No. 4831)
Arthur R. Bookout (ID No. 5409)
Shaivlini Khemka (ID No. 6247)
SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Tel.: (302) 651-3000
Fax: (302) 651-3001

Attorneys for Defendant Innoviva, Inc.
DATED: May 1, 2017